                                                                       EXHIBIT 4

                             STOCKHOLDERS AGREEMENT

      THIS STOCKHOLDERS AGREEMENT, dated March 20, 2001, is made and entered into by and among Citrix Systems, Inc., a Delaware corporation ("Parent"), Soundgarden Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), each stockholder who is a signatory hereto (each a "Stockholder", and collectively, the "Stockholders") and Sequoia Software Corporation, a Maryland corporation (the "Company") (being a party solely with respect to Section 5 hereof).

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Merger Sub will be merged with and into the Company (the "Merger");

      WHEREAS, in furtherance of the Merger, Parent and the Company desire that, as soon as practicable after the public announcement of the execution and delivery of the Merger Agreement, Merger Sub shall commence a cash tender offer to purchase all outstanding shares of Company Common Stock (as defined in Section 1), including all of the Shares (as defined in Section 2) owned beneficially by the Stockholders; and

      WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      SECTION 1.  Definitions.  For purposes of this Agreement:

            (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

            (b) "Company Common Stock" shall mean at any time the common stock, $.001 par value, of the Company.

            (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

      SECTION 2.  Tender of Shares.

            (a) Each Stockholder hereby agrees to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer, not later than the fifth (5th) business day after commencement of the Offer pursuant to
Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, (i) all of the shares of Company Common Stock Beneficially Owned by him or it on the date hereof (the "Existing Shares"), and (ii) any additional shares of Company Common Stock acquired by such Stockholder after the date hereof and prior to the termination of the Offer (the "Additional Shares" and, together with the Existing Shares, the "Shares"). Schedule I hereto sets forth opposite such Stockholder's name the number of Existing Shares and the number of shares of Company Common Stock subject to options, warrants or other securities convertible into or exercisable for shares of Company Common Stock (the "Options") Beneficially Owned by him or it on the date hereof. Each Stockholder hereby acknowledges and agrees that the Merger Sub's obligation to accept for payment and pay for Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer. Parent acknowledges and agrees that this Agreement shall not be binding upon such Stockholder in the event that the Merger Agreement shall be amended by the parties thereto to lower or change the form of consideration set forth in the definition of Offer Consideration (as defined in the Merger Agreement).

            (b) Upon full payment by Parent or Merger Sub for Shares tendered, the transfer by each Stockholder of his or its Shares to Merger Sub in the Offer shall pass to and unconditionally vest in Merger Sub good and valid title to the number of Shares set forth opposite such Stockholder's name on Schedule I hereto and to any Additional Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

            (c) Each Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Offer Documents and, if Company Stockholder Approval is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) his or its identity and ownership of Company Common Stock and the nature of his or its commitments, arrangements and understandings under this Agreement.

      SECTION 3.  Provisions Concerning Company Common Stock.

            (a) Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by such Stockholder, whether issued, heretofore owned or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses C
(1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 3.

            (b) Each Stockholder hereby grants to Parent a proxy to vote the Shares of such Stockholder solely as to the matters set forth in Section 3(a)
(i) through (iii). Each Stockholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Stockholder with respect to such Shares.

      SECTION 4. Other Covenants, Representations and Warranties. Each Stockholder hereby represents and warrants to Parent as follows:

            (a) Ownership of Shares and Options. Such Stockholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of, the number of Existing Shares and Options set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Existing Shares and Options set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares and Options owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and Options set forth opposite such Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

            (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such stockholder of the transactions contemplated hereby.

            (c) No Conflicts. That (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or
(C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets, except, in the case of clauses (B) and (C), for violations, breaches or defaults that individually or in the aggregate would not impair the ability of the Stockholder to perform such Stockholder's obligations under this Agreement.

            (d) No Encumbrances. Except as applicable in connection with the transactions contemplated by Section 2 hereof, such Stockholder's Shares and the certificates representing such Shares and such Stockholder's Options are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

            (e) No Finder's Fees. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

            (f) No Solicitation. No Stockholder shall, in his or its capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) with respect to the Company that constitutes an Acquisition Proposal. If any Stockholder receives any such inquiry or proposal, then such Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making such proposal. Each Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

            (g) Restriction on Transfer, Proxies and Non-Interference. Except as applicable in connection with the transactions contemplated by Sections 2 and 3 hereof, no Stockholder shall, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or Options or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

      (h) Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

            (i) Reliance by Parent. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

            (j) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      SECTION 5.  Existing Shares; Stop Transfer.

            (a) The Company represents and warrants to Parent and Merger Sub that the aggregate number of Existing Shares set forth on Schedule I hereto represents at least a majority of the outstanding shares of Company Common Stock on a fully-diluted basis (as defined in the Merger Agreement).

            (b) Each Stockholder agrees with, and covenants to, Parent that such Stockholder shall not request that the Company and, the Company agrees that it will not, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof). In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

      SECTION 6. Termination. Except as otherwise provided herein, this Agreement shall terminate upon the earlier of (i) termination of the Merger Agreement in accordance with its terms or (ii) June 30, 2001, except that such date shall be extended in the event that any party to the Merger Agreement is seeking the approval of, or defending against any proceeding or claim made by, a Governmental Entity (as defined in the Merger Agreement) until such approval, proceeding or claim is obtained, completed, satisfied or dismissed, as applicable.

      SECTION 7. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and Beneficial Owner of, or the trustee of a trust whose beneficiaries are the Beneficial Owners of, such Stockholder's Shares and Options.

      SECTION 8. Confidentiality. The Stockholders recognize that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such Stockholder's counsel and advisors, if any) without the prior written consent of Parent, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such Stockholder's counsel advises are necessary in order to fulfill such Stockholder's obligations imposed by law, in which event such Stockholder shall give notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.

      SECTION 9.  Miscellaneous.

            (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            (b) Certain Events. Notwithstanding any transfer of Shares or Options, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

            (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

            (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that
Schedule I hereto may be supplemented by Parent by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

            (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

            If to Stockholder:   At the addresses set forth on Schedule I hereto

            Copies to:      Fenwick & West LLP
                            275 Battery Street
                            San Francisco, CA  94111
                            Attention: Douglas N. Cogen, Esq.
                            Telecopy: (415) 281-1350

            If to Parent:   Citrix Systems, Inc.
                            6400 NW 6th Way
                            Fort Lauderdale, FL  33309
                            Attention: General Counsel
                            Telephone: (954) 267-3000
                            Telecopy: (954) 267-2862
            copies to:  Testa, Hurwitz & Thibeault, LLP
                        125 High Street
                        Boston, MA 02110
                        Attention: Jonathan M. Moulton, Esq.
                        Telephone: (617) 248-7000
                        Telecopy: (617) 248-7100

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that (i) Parent will be irreparably damaged if for any reason any Stockholder failed to tender, and not to withdraw, such Stockholder's Shares in the Offer in accordance with this Agreement and (ii) a breach by the other party of any covenants or agreements contained in this Agreement, in each case, will cause the non-breaching party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

            (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

            (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

            (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholders Agreement to be executed as of the date first written above in their individual capacity or by their respective officers thereunto duly authorized, as applicable.

                              CITRIX SYSTEMS, INC.


                              By:    /s/ John P. Cunningham
                                   ---------------------------------------
                              Name:  John P. Cunningham
                              Title: Chief Fianacial Officer,
                                     Treasurer, Senior Vice President,
                                     Finance and Administration
                                     and Assistant Secretary


                              SOUNDGARDEN ACQUISITION CORP.


                              By:    /s/ John P. Cunningham
                                   ---------------------------------------
                              Name:  John P. Cunningham
                              Title: President and Chief Executive Officer


                              SEQUOIA SOFTWARE CORPORATION
                              (Solely with respect to Section 5)

                              By:    /s/ Richard C. Faint, Jr.
                                   ---------------------------------------
                              Name:  Richard C. Faint, Jr.
                              Title: Chief Executive Officer


                              SHAREHOLDERS:


                              BAKER COMMUNICATIONS FUND, L.P.

                              By:  Baker Capital Partners, L.L.C.,
                                   General Partner

                              By:    /s/ John Baker
                                   ---------------------------------------
                              Name:  John Baker
                              Title: Manager

                              ANTHEM CAPITAL, L.P.

                              By:  Anthem Capital Partners, L.P.,
                                   General Partner

                              By:  Anthem Capital Partners, Inc.,
                                   General Partner

                              By:    /s/ William M. Gust
                                   ---------------------------------------
                              Name:  William M. Gust
                              Title: President


                              FLANDERS LANGUAGE VALLEY
                              FUND, C.V.A.

                              By:    /s/ Philip Vermeulen
                                   ---------------------------------------
                              Name:  Philip Vermeulen
                              Title: Managing Director FLV Fund, CVA


                              /s/ Anil Sethi
                              ---------------------------------------
                              Anil Sethi


                              SETHI FAMILY LLC

                              By:    /s/ Anil Sethi
                                   ---------------------------------------
                              Name:  Anil Sethi
                              Title: Managing Partner


                              /s/ Marc E. Rubin
                              ---------------------------------------
                              Marc E. Rubin


                              /s/ Kenneth E. Tighe
                              ---------------------------------------
                              Kenneth E. Tighe


                              /s/ Mark Wesker
                              ---------------------------------------
                              Mark Wesker

                              MARK WESKER GRAT

                              By:    /s/ Natasha Wesker
                                   ---------------------------------------
                              Name:  Natasha Wesker
                              Title: Trustee


                              NATASHA WESKER GRAT

                              By:    /s/ Michael F. LeMire
                                   ---------------------------------------
                              Name:  Michael F. LeMire
                              Title: Trustee


                              M. WESKER IRREVOCABLE TRUST,
                              FBO NATASHA WESKER

                              By:    /s/ Natasha Wesker
                                   ---------------------------------------
                              Name:  Natasha Wesker
                              Title: Trustee


                              M. WESKER IRREVOCABLE TRUST,
                              FBO TANIA SETHI

                              By:    /s/ Natasha Wesker
                                   ---------------------------------------
                              Name:  Natasha Wesker
                              Title: Trustee


                              M. WESKER IRREVOCABLE TRUST,
                              FBO CHARLOTTE LAWRENCE

                              By:    /s/ Lawrence Wesker
                                   ---------------------------------------
                              Name:  Lawrence Wesker
                              Title: Trustee


                              M. WESKER IRREVOCABLE TRUST,
                              FBO LAURA ALBERT

                              By:    /s/ Lawrence Wesker
                                   ---------------------------------------
                              Name:  Lawrence Wesker
                              Title: Trustee

                              M. WESKER IRREVOCABLE TRUST,
                              FBO LAWRENCE WESKER

                              By:    /s/ Lawrence Wesker
                                   ---------------------------------------
                              Name:  Lawrence Wesker
                              Title: Trustee


                              M. WESKER IRREVOCABLE TRUST,
                              FBO BALRAM & SUDESH SETHI

                              By:    /s/ Balram Sethi
                                   ---------------------------------------
                              Name:  Balram Sethi
                              Title: Trustee

                              By:    /s/ Sudesh Sethi
                                   ---------------------------------------
                              Name:  Sudesh Sethi
                              Title: Trustee

                              By:    /s/ Natasha Wesker
                                   ---------------------------------------
                              Name:  Natasha Wesker
                              Title: Trustee


                              M. WESKER IRREVOCABLE TRUST,
                              FBO BARRY WESKER

                              By:    /s/ Barry M. Wesker
                                   ---------------------------------------
                              Name:  Barry M. Wesker
                              Title: Trustee


                              RICHARD AND RUTH FAINT

                              /s/ Richard C. Faint, Jr.
                              ---------------------------------------
                              Richard C. Faint, Jr.

                              /s/ Ruth C. Faint
                              ---------------------------------------
                              Ruth C. Faint

                              FAINT FAMILY 2001 CRUT

                              By:    /s/ Richard C. Faint, Jr.
                                   ---------------------------------------
                              Name:  Richard C. Faint, Jr.
                              Title: Trustee

                              By:    /s/ Ruth C. Faint
                                   ---------------------------------------
                              Name:  Ruth C. Faint
                              Title: Trustee


                              FAINT FAMILY TRUST

                              By:    /s/ Ruth C. Faint
                                   ---------------------------------------
                              Name:  Ruth C. Faint
                              Title: Trustee

                              By:  Brown Investment Advisory & Trust
                                   Company, Trustee

                              By:    /s/ D.M. Churchill
                                   ---------------------------------------
                              Name:  D.M. Churchill
                              Title: CFO


                              /s/ Gregory G. Heard
                              ---------------------------------------
                              Gregory G. Heard


                              /s/ Jack F. Schuster
                              ---------------------------------------
                              Jack F. Schuster

                                  SCHEDULE I TO
                             STOCKHOLDERS AGREEMENT
                             ----------------------

                                                  Number of Existing Shares;
                                                  --------------------------
      Name and Address of Stockholder:                     Options
      --------------------------------                     -------

1.    Baker Communications Fund, L.P.
      540 Madison Avenue
      New York, NY  10022                         Existing Shares: 7,386,800


2.    Anthem Capital, Inc.                        Existing Shares: 2,149,531
      16 South Calvert Street
      Suite 800                                   Options: 37,500 options
      Baltimore, MD  21202-1305                       and 40,895 warrants


3.    Flanders Language Valley Fund, C.V.A.
      c/o FLV Management NV                       Existing Shares: 1,936,418
      Flanders Language Valley 63
      B-8900 IEPER
      Belgium                                     Options:  47,363 warrants
      Attn:  Philip Vermeulen

4.    Anil Sethi(1)
      Sequoia Software Corporation
      8890 McGaw Road                             Existing Shares: 1,525,630
      Columbia, MD  21045

5.    Marc E. Rubin
      Sequoia Software Corporation                Existing Shares: 50,000
      8890 McGaw Road
      Columbia, MD  21045                         Options:  75,250 options

6.    Kenneth E. Tighe                            Existing Shares: 1,110,436
      Sequoia Software Corporation
      8890 McGaw Road                             Options: 56,250 options
      Columbia, MD  21045

7.    Mark A. Wesker(2)                           Existing Shares: 1,800,000
      Sequoia Software Corporation
      8890 McGaw Road                             Options: 225,000 options
      Columbia, MD  21045

8.    Richard C. Faint, Jr.(3)                    Existing Shares: 847,738
      Sequoia Software Corporation
      8890 McGaw Road                             Options:  412,500 options
      Columbia, MD  21045                               and 38,231 warrants

9.    Gregory G. Heard                            Existing Shares:  6,000
      Sequoia Software Corporation
      8890 McGaw Road                             Options:  260,000 options
      Columbia, MD  21045

10.   Jack F. Schuster                            Existing Shares: 375,000
      Sequoia Software Corporation
      8890 McGaw Road                             Options: 800 options
      Columbia, MD  21045

                               Aggregate Number of Existing Shares:   17,187,553

(1)   The number of Existing Shares includes shares held by (a) Anil Sethi and
      (b) Sethi Family LLC (of which Mr. Sethi is a partner).

(2) The number of Existing Shares includes shares held by (a) Mark A. Wesker and (b) related trusts. With respect to the representations made in
      Section 4 of the Stockholders Agreement, all trustees of the trusts have signed the Stockholders Agreement.

(3) The number of Existing Shares includes shares held by (a) Richard C. Faint, Jr., (b) Richard C. Faint, Jr. and Ruth C. Faint, and (c) related trusts. With respect to the representations made in Section 4 of the Stockholders Agreement, Ruth C. Faint and all trustees of the trusts have signed the Stockholders Agreement.